Exhibit (10.32)
THE McGRAW-HILL COMPANIES, INC.
DIRECTOR DEFERRED STOCK OWNERSHIP PLAN
(Amended and restated effective as of December 1, 2010)

THE McGRAW-HILL COMPANIES, INC.
DIRECTOR DEFERRED STOCK OWNERSHIP PLAN
(Amended and restated effective as of December 1, 2010)
ARTICLE I
PURPOSE
          The purposes of the Plan are to enable the Company to attract and retain qualified persons to serve as Directors, to enhance the equity interest of Directors in the Company, to solidify the common interests of its Directors and stockholders, and to encourage the highest level of Director performance by providing such Directors with a proprietary interest in the Company’s performance and progress, by crediting them annually with shares of Common Stock. The Plan is intended to satisfy the requirements of Section 409A of the Code.
ARTICLE II
DEFINITIONS
          The following words and phrases as used herein shall have the following meanings:
          SECTION 2.01 “Applicable Delivery Period” means a period of up to five years, as more fully described in Section 5.01 of the Plan.
          SECTION 2.02 “Beneficiary” means the person, persons or entity designated by the Participant to receive any shares of Common Stock deliverable in accordance with Section 7.01 of the Plan. Any Participant’s Beneficiary designation shall be made in a written instrument filed with the Company and shall become effective only when received, accepted and acknowledged in writing by the Company.
          SECTION 2.03 “Board” means the Board of Directors of the Company.
          SECTION 2.04 “Change in Control” means the first to occur of any of the following events:
     (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the

Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.04; or
     (ii) A change in the composition of the Board such that the Directors who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.04, that any individual who becomes a Director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those Directors who were members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such Director were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
     (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
          SECTION 2.05 “Change in Control Consideration” means, with respect to each share of Common Stock credited to a Deferred Stock Account, (i) the amount of any cash, plus the value of any securities and other noncash consideration, constituting the most valuable consideration per share of Common Stock paid to any shareholder in the transaction or series of transactions that results in a Change in Control or (ii) if no consideration per share of Common Stock is paid to any shareholder in the transaction or series of transactions that results in a Change in Control, the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange or other national exchange on which such shares of Common Stock are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.
          SECTION 2.06 “Claimant” has the meaning set forth in Section 10.01 of the Plan.
          SECTION 2.07 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rules and regulations promulgated thereunder.
          SECTION 2.08 “Committee” means the Nominating and Corporate Governance Committee of the Board.
          SECTION 2.09 “Common Stock” means the common stock, $1.00 par value per share, of the Company.
          SECTION 2.10 “Company” means The McGraw-Hill Companies, Inc., a corporation organized under the laws of the State of New York, or any successor corporation.
          SECTION 2.11 “Deferral Election” means an election pursuant to Article V of the Plan.
          SECTION 2.12 “Deferred Stock Account” means a bookkeeping account maintained by the Company for a Participant representing the Participant’s interest in the shares of Common Stock credited to such account pursuant to Section 6.01 of the Plan.
          SECTION 2.13 “Delivery Date” has the meaning set forth in Section 7.01 of the Plan.
          SECTION 2.14 “Director” means an individual who is a member of the Board.
          SECTION 2.15 “Dividend Equivalent” for a given dividend or distribution means a number of shares of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Deferred Stock Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.
          SECTION 2.16 “Effective Date” has the meaning set forth in Section 13.06 of the Plan.

          SECTION 2.17 “Election Amount” means for each Participant who has made a Deferral Election pursuant to Article V of the Plan, with respect to each Plan Year, (i) the percentage that is set forth in the Deferral Election, multiplied by (ii) the total cash compensation receivable from the Company during the Plan Year by the Participant in his capacity as a Director, including without limitation, retainers, fees for serving as committee members, fees for serving as chairman of a committee, Board meeting fees and committee meeting fees.
          SECTION 2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations promulgated thereunder.
          SECTION 2.19 “Extension Notice” has the meaning set forth in Section 10.01 of the Plan.
          SECTION 2.20 “Fraction” with respect to a person who was a Participant during part, but not all, of a calendar year, means the amount obtained by dividing (i) the number of calendar months during such calendar year that such person was a Participant by (ii) 12; provided that for purposes of the foregoing a partial calendar month shall be treated as a whole month.
          SECTION 2.21 “Installment Delivery Election” means the written election by a Participant, on such form as may be prescribed by the Committee, to receive delivery of shares of Common Stock in the Participant’s Deferred Stock Account in installments over the Applicable Delivery Period.
          SECTION 2.22 “Participant” means each individual who participates in the Plan, as provided in Section 4.01 of the Plan.
          SECTION 2.23 “Plan” means The McGraw-Hill Companies, Inc. Director Deferred Stock Ownership Plan, as amended from time to time.
          SECTION 2.24 “Plan Administrator” has the meaning set forth in Section 3.01 of the Plan.
          SECTION 2.25 “Plan Year” means the calendar year; provided that the last Plan Year with respect to a Director who ceases to be a Participant during a calendar year, shall begin on the first day of such calendar year and end on the day such Director ceases to be a Participant.
          SECTION 2.26 “Stock Amount” means, with respect to a Plan Year, the amount of $90,000 or such other amount as may be determined by the Committee.
          SECTION 2.27 “Value” of a share of Common Stock as of the last day of a given Plan Year shall mean the closing price of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, any other national securities exchange on which the Common Stock is listed) on the first business day following the last day of each Plan Year. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock shall be determined by the Committee in good faith.

ARTICLE III
ADMINISTRATION
          SECTION 3.01 Administration. The Plan shall be administered by the Executive Vice President, Human Resources of the Company (the “Plan Administrator”), who shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as he may deem necessary or desirable. Subject to Article X of the Plan, decisions of the Plan Administrator shall be reviewable by the Committee. Subject to Article X of the Plan, the Committee shall also have the full authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.
          SECTION 3.02 Binding Effect of Decisions. Subject to Article X of the Plan, the decision or action of the Plan Administrator or Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.
          SECTION 3.03 Indemnification. To the fullest extent permitted by law, the Plan Administrator, the Committee and the Board (and each member thereof), and any employee of the Company to whom fiduciary responsibilities have been delegated shall be indemnified by the Company against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.
ARTICLE IV
PARTICIPATION
          SECTION 4.01 Eligible Participants. Any individual who was a Participant in the Plan immediately prior to the effective date of this amendment and restatement shall continue to be a Participant on such date, subject to the terms and provisions of the Plan, and each other individual who becomes a Director thereafter during the term of the Plan, shall be a Participant in the Plan, in each case during such period as such individual remains a Director and is not an employee of the Company or any of its subsidiaries.
ARTICLE V
DEFERRALS AND ELECTIONS
          SECTION 5.01 Initial Election. Each new Participant in the Plan may make an irrevocable Deferral Election to defer payment of all or part of the total cash compensation for services as a Director to be earned during the Plan Year in which the Director becomes a Participant in the Plan and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 5.01, the Participant must deliver to the Company a written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred. This notice must be delivered within 30 days of the date on which the Participant becomes a Director and shall be effective with respect to compensation earned after the date of delivery thereof. The Participant shall be permitted to make an irrevocable Installment Delivery Election at the time of the Deferral Election.
          SECTION 5.02 Annual Elections. A Participant may make a Deferral Election on an annual basis to defer payment of all or part of the total cash compensation for services as a Director to be earned during the next succeeding Plan Year and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 5.02, the Participant must deliver to the Company a written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred. This notice must be delivered no later than, and such Deferral Election shall become irrevocable on, the last business day prior to the commencement of the Plan Year to which the Deferral Election relates. Any such written notice of the Deferral Election pursuant to this Section 5.02 shall remain in effect for subsequent Plan Years unless such Participant delivers a written notice setting forth a different Deferral Election which shall be applied to future Plan Years until further written notice is received by the Company pursuant to this Section 5.02. The Participant shall be permitted to make an Installment Delivery Election at the time of the Deferral Election. Such Installment Delivery Election shall become irrevocable on the last business day prior to the commencement of the Plan Year to which the Installment Delivery Election relates.
ARTICLE VI
DEFERRED ACCOUNTS
          SECTION 6.01 Accounts. The Company shall maintain a Deferred Stock Account for each Participant. As part of the compensation payable to each Participant for service on the Board, the Deferred Stock Account of each Participant shall be credited with shares of Common Stock as set forth in Section 6.02 of the Plan.
          SECTION 6.02 Credit of Shares of Common Stock. (a) On the first business day following the last day of each Plan Year, the Deferred Stock Account of each Director who was a Participant at any time during such Plan Year shall be credited with (i) a number of shares of Common Stock having a Value equal to the sum of (A) the Stock Amount multiplied by the applicable Fraction and (B) the Election Amount, if any; plus (ii) a number of shares of Common Stock equal to (A) the number of shares of Common Stock credited as of that date pursuant to clause (i) multiplied by (B) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.
          (b) In addition, on the first business day following the last day of each Plan Year, each Deferred Stock Account that has not, as of such date, been delivered in full pursuant to Section 7.01 of the Plan shall be credited with a number of shares of Common Stock equal to (i) the number of shares of Common Stock in such Deferred Stock Account as of such date (before taking into account any amounts that are credited as of such date pursuant to Section 6.02 of the Plan) multiplied by (ii) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.
ARTICLE VII
DISTRIBUTIONS
          SECTION 7.01 Delivery of Shares of Common Stock. The shares of Common Stock in a Participant’s Deferred Stock Account as of the date the Participant ceases to be a Director for any reason (the “Delivery Date”) shall be delivered or begin to be delivered in accordance with this Section 7.01 on or as soon as practicable, but in no event more than 60 days after the Delivery Date. Such shares of Common Stock shall be delivered at one time; provided that if the number of shares of Common Stock so credited includes a fractional share, such number shall be rounded up to the nearest whole number of shares; and provided, further, that if the Director has in effect a valid Installment Delivery Election pursuant to Article V of the Plan, then the applicable portion of such shares of Common Stock shall be delivered in equal yearly installments over the Applicable Delivery Period, with the first such installment being delivered on the first anniversary of the Delivery Date; provided that if in order to equalize such installments, fractional shares of Common Stock would have to be delivered, such installments shall be adjusted by rounding up to the nearest whole share. If any such shares of Common Stock are to be delivered after the Director has become legally incompetent, they shall be delivered to the Director’s legal guardian. If any such shares of Common Stock are to be delivered after the Director has died, they shall be delivered to the Director’s Beneficiary; provided that if the Director dies with a valid Installment Delivery Election in effect, the Committee shall deliver all remaining undelivered shares of Common Stock to the Director’s Beneficiary as soon as practicable. Reference to a Director in the Plan shall be deemed to refer to the Director’s legal guardian or the Beneficiary, where appropriate.
          SECTION 7.02 Voting and Other Rights. Shares of Common Stock delivered to a Participant pursuant to Section 7.01 of the Plan shall be issued in the name of the Participant, and the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares of Common Stock issued in his name, including the right to vote the shares of Common Stock, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.
          SECTION 7.03 General Restrictions. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:
     (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be a market for the Common Stock;
     (ii) Any registration or other qualification of such shares of Common Stock under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
ARTICLE VIII
SHARES AVAILABLE
          SECTION 8.01 Shares Available. Subject to Article IX of the Plan, the maximum number of shares of Common Stock which may be credited to Deferred Stock Accounts pursuant to the Plan is 640,000 in the aggregate. Shares of Common Stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.
ARTICLE IX
EFFECT OF CORPORATE TRANSACTIONS
          SECTION 9.01 Change in Capital Structure. In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Deferred Stock Accounts, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.
          SECTION 9.02 Change in Control. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan, in the event of a Change in Control that is a “change in control event” within the meaning of Section 409A(a)(2)(A)(v) of the Code, the following shall occur on the date of the Change in Control (the “Change in Control Date”): (i) the last day of the then-current Plan Year shall be deemed to occur on the Change in Control Date and such Plan Year shall be the last Plan Year under the Plan; (ii) the Deferred Stock Accounts shall be credited with shares of Common Stock pursuant to Section 6.02 of the Plan, as if, for this purpose, the Participants ceased to be Participants on the Change in Control Date; (iii) the Company shall immediately pay to each Participant in a lump sum the Change in Control Consideration multiplied by the number of shares of Common Stock held in the Participant’s Deferred Stock Account immediately before such Change in Control; and (iv) the Plan shall be terminated with respect to each Participant’s Deferred Stock Account.
          SECTION 9.03 Share Conversion. If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to this Section 9.03 into another kind or form of property (including cash), references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other kind or form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.
ARTICLE X
CLAIMS PROCEDURE
          SECTION 10.01 Claims. In the event any person or his authorized representative (a “Claimant”) disputes the amount of, or his entitlement to, any benefits under the Plan or their method of payment, such Claimant shall file a claim in writing with, and on the form prescribed by, the Plan Administrator for the benefits to which he believes he is entitled, setting forth the reason for his claim. The Claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim and shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claim. The Plan Administrator shall consider the claim and within 90 days of receipt of such claim, unless special circumstances exist which require an extension of the time needed to process such claim, the Plan Administrator shall inform the Claimant of its decision with respect to the claim. In the event of special circumstances, the response period can be extended for an additional 90 days, as long as the Claimant receives written notice advising of the special circumstances and the date by which the Plan Administrator expects to make a determination (the “Extension Notice”) before the end of the initial 90-day response period indicating the reasons for the extension and the date by which a decision is expected to be made.
          SECTION 10.02 Appeal of Denial. A Claimant whose claim is denied by the Plan Administrator and who wishes to appeal such denial must request a review of the Plan Administrator’s decision by filing a written request with the Committee for such review within 60 days after such claim is denied. Such written request for review shall contain all relevant comments, documents, records and additional information that the Claimant wishes the Committee to consider, without regard to whether such information was submitted or considered in the initial review of the claim by the Plan Administrator. In connection with that review, the Claimant may submit such written comments as may be appropriate. Written notice of the decision on review shall be furnished to the Claimant within 60 days after receipt by the Committee of a request for review. In the event of special circumstances which require an extension of the time needed for processing, the response period can be extended for an additional 60 days, as long as the Claimant receives an Extension Notice. The Claimant shall be notified no later than five days after a decision is made with respect to the appeal.
          SECTION 10.03 Statute of Limitations. A Claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action within three years of the date the final decision on the adverse benefit determination on review is issued or should have been issued under Section 10.02 of the Plan or lose any rights to bring such an action. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Plan Administrator. Notwithstanding anything in the Plan to the contrary, a Claimant must exhaust all administrative remedies available to such Claimant under the Plan before such Claimant may seek judicial review.

ARTICLE XI
BENEFICIARY DESIGNATION
          SECTION 11.01 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons, entity or entities as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom shares of Common Stock shall be delivered in accordance with Section 7.01 of the Plan from the Participant’s Deferred Stock Account in the event of such Participant’s death prior to complete distribution to the Participant of the shares of Common Stock due him under the Plan.
          SECTION 11.02 Amendments. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Company. The new Beneficiary designation form shall cancel all Beneficiary designations previously filed.
          SECTION 11.03 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then any amounts to be paid to the Participant’s Beneficiary shall be paid to the Participant’s estate.
          SECTION 11.04 Effect of Payment. The delivery of shares of Common Stock under this Article XI due to a Participant to a Beneficiary under the Plan shall completely discharge the Company’s obligations in respect of the Participant under the Plan.
ARTICLE XII
AMENDMENT AND TERMINATION OF PLAN
          SECTION 12.01 Amendment. The Board or the Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, except to the extent required by the Rules of the New York Stock Exchange (or rules of any other exchange or quotation system on which the Company’s securities are then listed).
          SECTION 12.02 Company’s Right to Terminate. The Board or the Committee may terminate the Plan at any time and, in connection with any such termination, may deliver to each Participant the shares of Common Stock credited to his Deferred Stock Account, subject to and in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix) (or any successor provision thereto). Notwithstanding any other provision of the Plan to the contrary, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive credits of shares of Common Stock under the Plan or concerning the amount or timing of such credits under the Plan, and, subject to Section 12.03 of the Plan, no amendment or termination of the Plan shall adversely affect the interest of any Participant in shares previously credited to such Participant’s Deferred Stock Account without that Participant’s express written consent.
          SECTION 12.03 Section 409A. If, in the good faith judgment of the Committee, any provision of the Plan could otherwise cause any person to be subject to the interest and penalties imposed under Section 409A of the Code, such provision shall be modified by the

Committee in its sole discretion to maintain, to the maximum extent practicable, the original intent of the applicable provision without causing the interest and penalties under Section 409A of the Code to apply, and, notwithstanding any provision in the Plan to the contrary, the Committee shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure that no benefits are subject to tax under Section 409A of the Code. Any determinations made by the Committee under this Section 12.03 shall be final, conclusive and binding on all persons.
ARTICLE XIII
MISCELLANEOUS
          SECTION 13.01 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.
          SECTION 13.02 Nonassignability. Each Participant’s rights under the Plan shall be nontransferable except by will or by the laws of descent and distribution. Subject to the foregoing, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
          SECTION 13.03 Rights and Obligations. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or to limit the rights of the shareholders to remove any Director.
          SECTION 13.04 Binding Effect. The Plan shall be binding upon and shall inure to the benefit of the Participant or his Beneficiary, his heirs and legal representatives, and the Company.
          SECTION 13.05 Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares of Common Stock, including without limitation, by the withholding of shares of Common Stock that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

          SECTION 13.06 Effective Date and Term. The Plan was initially effective as of July 1, 1996. This amendment and restatement is effective as of January 1, 2008. The Plan shall remain in effect until the earlier of (i) its termination by action of the Board, (ii) its termination as set forth in Section 12.02 of the Plan, or (iii) no shares of Common Stock remain available under the Plan.
          SECTION 13.07 Severability. In the event that any provision or portion of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Plan shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
          SECTION 13.08 Governing Law. The Plan shall be construed under the laws of the State of New York, to the extent not preempted by federal law.
          SECTION 13.09 Headings. The section headings used in this document are for ease of reference only and shall not be controlling with respect to the application and interpretation of the Plan.
          SECTION 13.10 Rules of Construction. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply. All references to sections are, unless otherwise indicated, to sections of the Plan. The Plan is intended to meet the requirements of Section 409A of the Code and shall be interpreted and construed consistent with such intent.